FOR IMMEDIATE RELEASE
April 28, 2004

For further information contact:
Ralph A. Fernandez
Senior Vice President and Chief Financial Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                     Announces First Quarter, 2004 Earnings

Cranford,  New  Jersey,  April 28,  2004 - John S.  Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (Nasdaq: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced earnings for the quarter ended March 31, 2004 of $1.0 million, or $0.10 per basic and diluted share, based on weighted average basic and diluted shares of 10,086,963 and 10,312,989, respectively. This represents an increase of $169,000, or 19.6 percent, from $836,000, or $0.26 per basic and diluted share, based on weighted average basic and diluted shares of 3,233,206, for the quarter ended March 31, 2003.

Total assets reached $690.7 million on March 31, 2004, an increase of 9.9 percent, or $62.1 million, from $628.6 million on December 31, 2003. This growth resulted primarily from the investment of recently raised capital in loans and investment securities.

Between December 31, 2003 and March 31, 2004, net loans increased 3.3 percent, or $14.1 million, from $434.6 million to $448.7 million, while investment securities increased $42.8 million, or 27.3 percent, from $157.0 million to $199.8 million. During this same period, the allowance for loan and lease losses increased $200,000, from $3.3 million on December 31, 2003 to $3.5 million on March 31, 2004.

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

Deposits reached $495.5 million on March 31, 2004, an increase of $22.0 million, or 4.6 percent, from the $473.5 million reported for December 31, 2003. During the same period, advances from the Federal Home Loan Bank of New York increased $12.1 million, or 16.6 percent, to $85.0 million on March 31, 2004.

Shareholders'  equity  totaled  $105.6 million on March 31, 2004, an increase of
157.9 percent, or $64.7 million, from $40.9 million on December 31, 2003. The increase in shareholders' equity was primarily attributable to the second-step stock conversion that was completed on January 20, 2004 and earnings for the first quarter of 2004. Net proceeds from the second-step stock conversion totaled $69.2 million.

During the quarter ended March 31, 2004, net interest income increased $843,000, or 17.4 percent, to $5.7 million from $4.8 million for the same quarter in 2003. This was a direct result of increased lending activity and investments in securities, which were financed at favorable deposit and borrowing rates.

Other income during the quarter ended March 31, 2004 totaled $672,000, compared to $382,000 for the same period in 2003. This represents an increase of $290,000, or 75.9 percent. This increase was attributable to the growth in service fees, and the increase in the cash surrender value of a bank owned life insurance policy.

During the quarter ended March 31, 2004, other expenses totaled $4.3 million, compared to $3.8 million for the same period in 2003, an increase of $542,000, or 14.4 percent. The increase was primarily attributable to expenses associated with the Company's 2003 Restricted Stock Plan, its Employee Stock Ownership Plan, customary employee merit increases and deposit administration operating losses.

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About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward looking statement that may be made by the Company from time to time.

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                 Synergy Financial Group, Inc. and Subsidiaries
                 Consolidated Statements of Financial Condition
                                 (In thousands)

                                                                  March 31,      December 31,
                                                                    2004             2003
                                                                 (unaudited)       (audited)
                                                                 -----------       ---------
Assets:
Cash and amounts due from banks                                 $     5,738       $     4,481
Interest-bearing deposits with banks                                  5,892             2,811
Cash and cash equivalents                                            11,630             7,292
Investment securities, available-for-sale,
   at fair value                                                    154,936           123,779
Investment securities held-to-maturity (fair
   value of $45,070 and $33,216, respectively)                       44,839            33,214
Federal Home Loan Bank of New York
   stock, at cost                                                     4,248             3,644
Mortgage loans held-for-sale                                              -                 -
Loans receivable, net                                               448,720           434,585
Accrued interest receivable                                           2,281             2,021
Property and equipment, net                                          17,585            17,620
Cash surrender value of officer life insurance                        2,564             2,475
Other assets                                                          3,858             3,988
                                                                -----------       -----------
     Total assets                                               $   690,661       $   628,618
                                                                ===========       ===========

Liabilities:
Deposits                                                        $   495,471       $   473,535
Federal Home Loan Bank advances                                      84,952            72,873
Advance payments by borrowers
   for taxes and insurance                                            1,688             1,582
Accrued interest payable on advances                                    157               119
Stock subscriptions payable                                               -            38,322
Other liabilities                                                     2,837             1,259
                                                                -----------       -----------
     Total liabilities                                              585,105           587,690
                                                                -----------       -----------

Commitments and contingencies                                             -                 -

Stockholders' equity:
Preferred stock; $.10 par value, 2,000,000 shares
   authorized; issued and outstanding - none                              -                 -
Common stock; $.10 par value, 18,000,000 shares
   authorized; issued March 31, 2004 - 12,452,098,
   December 31, 2003 - 3,344,252                                      1,245               334
Additional paid-in-capital                                           83,456            15,008
Retained earnings                                                    28,862            27,858
Unearned ESOP shares                                                 (6,471)           (1,009)
Unearned RSP compensation                                              (951)           (1,011)
Treasury stock acquired for the RSP                                    (862)             (103)
Accumulated other comprehensive
   income (loss), net                                                   277              (149)
                                                                -----------       -----------
     Total stockholders' equity                                     105,556            40,928
                                                                -----------       -----------
     Total liabilities and stockholders' equity                 $   690,661       $   628,618
                                                                ===========       ===========

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                 Synergy Financial Group, Inc. and Subsidiaries
                        Consolidated Statements of Income
                      (In thousands, except per share data)

For the quarter ended March 31,                                      2004             2003
                                                                  (unaudited)      (unaudited)
                                                                  -----------      -----------
Interest income:
   Loans, including fees                                          $   6,716         $   6,267
   Investment securities                                              1,511             1,197
   Other                                                                 21                44
                                                                  ---------         ---------
     Total interest income                                            8,248             7,508
                                                                  ---------         ---------
Interest expense:
   Deposits                                                           2,095             2,258
   Borrowed funds                                                       476               416
                                                                  ---------         ---------
     Total interest expense                                           2,571             2,674
                                                                  ---------         ---------
     Net interest income before provision for loan losses             5,677             4,834
                                                                  ---------         ---------
Provision for loan losses                                               368               118
                                                                  ---------         ---------
     Net interest income after provision for loan losses              5,309             4,716
                                                                  ---------         ---------
Other income:
   Service charges and other fees on deposit accounts                   484               311
   Commissions                                                           15                35
   Other                                                                173                36
                                                                  ---------         ---------
     Total other income                                                 672               382
                                                                  ---------         ---------
Other expenses:
   Salaries and employee benefits                                     2,255             1,862
   Premises and equipment                                             1,009               793
   Occupancy                                                            473               507
   Professional services                                                128               158
   Advertising                                                          176               162
   Other operating                                                      271               288
                                                                  ---------         ---------
     Total other expenses                                             4,312             3,770
                                                                  ---------         ---------
     Income before income tax expense                                 1,669             1,328
                                                                  ---------         ---------
Income tax expense                                                      664               492
                                                                  ---------         ---------
     Net income                                                   $   1,005         $     836
                                                                  =========         =========

Per share of common stock:
   Basic earnings per share                                       $    0.10         $    0.26
   Diluted earnings per share                                     $    0.10         $    0.26

Basic weighted average shares outstanding                        10,086,963         3,233,206
Diluted weighted average shares outstanding                      10,312,989         3,233,206

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